Exhibit 99.1

Theravance Biopharma Announces Proposed Public Offerings of $100 Million of Ordinary Shares and $150 Million of Convertible Senior Notes

DUBLIN, Oct. 26, 2016 — Theravance Biopharma, Inc. (NASDAQ: TBPH) (“Theravance Biopharma” or the “Company”) today announced that it intends to commence concurrent underwritten public offerings, subject to market and other conditions, of $100 million of its ordinary shares (the “Shares”) and $150 million aggregate principal amount of its convertible senior notes due 2023 (the “Notes”). Theravance Biopharma is offering all of the Shares and the Notes. In addition, Theravance Biopharma expects to grant the underwriters of the offering of Shares (the “Shares Offering”) a 30-day option to purchase up to $15.0 million of additional ordinary shares and the underwriters of the offering of Notes (the “Notes Offering”) a 30-day option to purchase up to $22.5 million principal amount of additional Notes.  Neither offering is contingent on the completion of the other offering.

The interest rate, conversion rate and other terms of the Notes will be determined at the time of pricing of the Notes Offering.  The Notes will be general unsecured obligations of the Company and will pay interest semi-annually on May 1 and November 1 of each year.  The Notes will mature on November 1, 2023, unless earlier repurchased or converted. The Notes will be convertible into ordinary shares of the Company at the then-applicable conversion rate until the close of business on the second business day immediately preceding the stated maturity date. The Notes will not be redeemable at the Company’s option prior to maturity except in connection with certain changes in tax laws. Holders of the Notes will have the right to require the Company to repurchase all or any portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain fundamental change events.

The Company intends to use the net proceeds of the offerings for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or drug candidates.

Leerink Partners, Evercore ISI and Piper Jaffray are acting as the joint book-running managers for the Shares Offering and Leerink Partners, Piper Jaffray and Evercore ISI are acting as the joint book-running managers for the Notes Offering.  Guggenheim Securities is acting as the lead manager in both offerings.  Cantor Fitzgerald & Co. and Needham & Company are acting as co-managers in both offerings.

An automatically effective registration statement relating to these securities was filed with the Securities and Exchange Commission on October 26, 2016. Each offering is being made only by means of an effective shelf registration statement, including a prospectus supplement and the accompanying prospectus forming a part of the effective shelf registration statement. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Shares Offering may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 800-808-7525 ext. 6142 or by email at Syndicate@Leerink.com, or from Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, by telephone at 888-474-0200, or by email at

ecm.prospectus@evercore.com, or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota, 55402, by telephone at (800) 747-3924 or by email at prospectus@pjc.com.

Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Notes Offering may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-752 ext. 6142 or by email at Syndicate@Leerink.com, from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota, 55402, by telephone at (800) 747-3924 or by email at prospectus@pjc.com, or from Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, by telephone at 888-474-0200 or by email at ecm.prospectus@evercore.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This announcement contains “forward-looking statements” such as those, among others, relating to Theravance Biopharma’s expectations regarding the completion, timing and size of the proposed public offerings. These statements are subject to significant risks and uncertainties; actual results could differ materially from those projected and Theravance Biopharma cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to whether or not Theravance Biopharma will be able to raise capital through the offering, the final terms of the proposed public offerings, market and other conditions, and the satisfaction of customary closing conditions related to the proposed public offerings.  There can be no assurance that Theravance Biopharma will be able to complete the public offerings on the anticipated terms, or at all. Risks and uncertainties relating to Theravance Biopharma and its business can be found in the “Risk Factors” section of Theravance Biopharma’s Form 10-Q, filed with the SEC on August 9, 2016, in Theravance Biopharma’s other filings with the SEC and in the preliminary prospectus supplements relating to the proposed offerings filed with the SEC on October 26, 2016. Theravance Biopharma undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in Theravance Biopharma’s expectations.